CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-01061, No. 333-64984, and No. 333-253493) of Mattel, Inc. of our report dated June 18, 2025, relating to the financial statements and supplemental information of the Mattel, Inc. Personal Investment Plan (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2024.

/s/ Moss Adams LLP
Los Angeles, California
June 18, 2025

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